As filed with the Securities and Exchange Commission on January 21, 2010

Registration No. 333-156414

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 8 TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FRIENDFINDER NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	7370	13-3750988
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification No.)

6800 Broken Sound Parkway
Boca Raton, Florida 33487
(561) 912-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc H. Bell
Chief Executive Officer
6800 Broken Sound Parkway
Boca Raton, Florida 33487
(561) 912-7000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Telephone (212) 872-1000 Facsimile: (212) 872-1002	Richard B. Aftanas, Esq. Richard A. Ely, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non accelerated filer	[X]	Smaller Reporting Company	[ ]
(Do not check if smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

FriendFinder Networks Inc. is filing this Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-165414) solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has not been included in this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Financial Industry Regulatory Authority filing fee, and are subject to future contingencies.

Securities and Exchange Commission registration fee		$18,078
Financial Industry Regulatory Authority filing fee		46,500
New York Stock Exchange listing fee		125,000
Printing expenses		500,000
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees		3,500	(1)
Blue sky fees and expenses		3,500
Miscellaneous		*
Total	$	*

(1)	In addition to the $3,500 closing fee that is charged by American Stock Transfer & Trust Company, the registrant will be required to pay to American Stock Transfer & Trust Company a $1,000 monthly fee for acting as transfer agent of the registrant’s common stock.

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not liable for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law and (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

Our amended and restated bylaws contain a provision providing for indemnification of our officers and directors. Our amended and restated bylaws further require us to pay advance expenses as incurred by an officer or director in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and certain officers, a form of which has been filed as an exhibit to the registration statement. Under the terms of the indemnification agreements, we are required to indemnify the directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the director. The indemnification agreements provide limitations on the directors’ and officers’ rights to indemnification in certain circumstances.

In addition, we have obtained directors’ and officers’ insurance that covers our directors and officers for specific liabilities, including for coverage for public securities matters.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we sold the following securities which were not registered under the Securities Act of 1933, as amended.

On August 23, 2006, we issued $24,441,056 in principal amount to the holders of the outstanding Subordinated Term Loan Notes to PET Capital Partners LLC to replace the then outstanding Subordinated Term Loan Note of $24,033,160 in the principal amount issued on August 17, 2005 and the Subordinated Term Loan Note of $407,896 issued on October 5, 2005. The notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On August 28, 2006, we issued $5.0 million of our 2006 Notes, and $6.0 million of additional Series A Convertible Preferred Stock and warrants to purchase an aggregate of 441,469 shares of common stock at an exercise price of $0.0002, to fund the acquisition of substantially all of the assets of the debtor estate of Jill Kelly Productions, Inc. and for general corporate purposes. All of these securities were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder.

On October 5, 2006, we issued $3,177,337 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 25, 2006, we issued $916,420 of Subordinated Term Loan Notes to PET Capital Partners LLC. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

Also in October 2006, in connection with the purchase of Video Bliss, Inc., Danni Ashe, Inc. and Snapshot Productions LLC, we issued 126,199 shares of common stock to the seller at the closing. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2007, we issued $3,702,907 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In December 2007, we issued 8,444,854 shares of Series B Convertible Preferred Stock, at $0.59208 per share for a total of $5.0 million to Messrs. Staton and Bell, Florescue Family Corporation and an existing stockholder.

These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

In December 2007, we issued $1,838,141 in principal amount of 2005 Notes in lieu of cash interest due under the provisions of the 2005 Notes. We also issued $862,152 in principal amount of 2005 Notes and $137,848 in principal amount of 2006 Notes pro rata to the holders of such notes in consideration for their waivers of certain defaults and consents to the incurrence of additional debt in connection with our acquisition of Various, Inc. Additionally, we issued warrants to purchase a total of 2,251,005 shares of our common stock at an exercise price of $0.0002 per share, to 15 holders of our Series A Convertible Preferred Stock, warrants, 2006 Notes and 2005 Notes in lieu of the application of the conversion price adjustment provided for in the certificate of designation of the Series A Convertible Preferred Stock and the anti-dilution provisions in the warrants triggered by the issuance of the Series B Convertible Preferred Stock, as well as in consideration for their waivers of certain events of default under such notes. These notes and warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with these transactions.

In December 2007, INI issued $257.3 million in principal amount of Senior Secured Notes due 2011 with detachable warrants to purchase an aggregate of 4,210,623 shares of our common stock at a purchase price of $0.00001 per share to 15 accredited investors. The proceeds from the sale of these notes were used to pay part of the purchase price for the stock of Various, Inc. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder.

INI also issued $80.0 million in principal amount of Second Lien Subordinated Secured Notes with detachable warrants to purchase 1,187,980 shares of our common stock at a purchase price of $0.0002 per share and $170.0 million in principal amount of Subordinated Convertible Notes in payment of the balance of the purchase price for the stock of Various, Inc. These securities were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

On June 30, 2008 we issued $5,808,333 in principal amount of Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes in lieu of payment of cash interest under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2008 we issued $4,190,903 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2008, INI issued additional Subordinated Convertible Notes in the amount of $1.1 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2009 we issued $4,735,721 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,646,574 in aggregate principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in satisfaction of a waiver fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,534,984 in aggregate principal amount of 2005 Notes to the holders of the outstanding 2005 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $246,227 in aggregate principal amount of 2006 Notes to the holders of the outstanding 2006 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued amended and restated Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes with an aggregate principal amount of $171,154,997 in satisfaction of the release of an indemnity claim on that portion of the notes. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2009, INI issued Subordinated Convertible Notes in the amount of $5,134,650 as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately follows the signature page and is incorporated herein by reference.

(b) Financial Statement Schedules.

Description of Financial Statement Schedules	Page Number
Report of Independent Registered Public Accounting Firm	II-5
Schedule II — Valuation and Qualifying Accounts	II-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
FriendFinder Networks Inc.

We have audited the accompanying consolidated financial statements of FriendFinder Networks Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 and have issued our report thereon dated March 20, 2009 (except for Note S and the fourth paragraph of Note A and Note B(2) as to which the dates are October 8, 2009 and September 29, 2009, respectively, and Note B(28) as to which the date is December 10, 2009, (included elsewhere in this Registration Statement)). Our audits also included the financial statement schedule listed in Item 16(b) of Form S-1 of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this schedule based on our audits.

In our opinion, the financial statement schedule referred to above when considered in relation to the basic financial statements taken as a whole presents fairly, in all material respects, the information set forth therein.

/s/ Eisner LLP
New York, New York
March 20, 2009

FRIENDFINDER NETWORKS INC.
YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
VALUATION AND QUALIFYING ACCOUNTS
(IN THOUSANDS)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions		Balance at End of Period
Description
Year Ended December 31, 2006
Allowance for doubtful accounts	$475	$424	$164	(a)	$360	(c)	$703
Deferred tax asset valuation allowance	10,908	10,734	—		—		21,642
Year Ended December 31, 2007
Allowance for doubtful accounts	$703	$505	$212	(b)	$52	(c)	$1,368
Deferred tax asset valuation allowance	21,642	7,970	1,143	(d)	25,973	(e)	4,782
Year Ended December 31, 2008
Allowance for doubtful accounts	$1,368	$1,505	$—		$363	(c)	$2,510
Deferred tax asset valuation allowance	4,782	4,842	—		—		9,624

Notes:

(a)	Balance at acquisition of Jill Kelly Productions assets.

(b)	Balance at acquisition of Various, Inc.

(c)	Accounts receivable amounts considered uncollectible and removed from accounts receivable by reducing the allowance for doubtful accounts.

(d)	Deferred tax assets valuation allowance acquired from Various, Inc.

(e)	Reduction of deferred tax asset valuation allowance due to taxable temporary differences from deferred tax liabilities recorded in connection with the acquisition of Various, Inc. which reverse in future periods. The reduction in the deferred tax valuation allowance has been accounted for as a reduction of goodwill at the date of acquisition.

Other financial statement schedules have been omitted because the required information is either not applicable, not deemed material or is shown in the respective financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 17, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 21st day of January, 2010.

FRIENDFINDER NETWORKS INC.

By:	/s/ Marc H. Bell Marc H. Bell Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President and Director (Principal Executive Officer)	January 21, 2010
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2010
* Daniel C. Staton	Chairman of the Board and Treasurer	January 21, 2010
* Robert B. Bell	Director	January 21, 2010
* Barry Florescue	Director	January 21, 2010
* James LaChance	Director	January 21, 2010
* Toby E. Lazarus	Director	January 21, 2010
* Jason H. Smith	Director	January 21, 2010
* By: /s/ Ezra Shashoua Ezra Shashoua Attorney-in-fact		January 21, 2010

EXHIBIT INDEX

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made at the time of entry into the applicable agreement solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	were qualified at the time of entry into the applicable agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Registration Statement not misleading.

Exhibit Number	Description
1.1*	Underwriting Agreement
(A) 2.1
Stock Purchase Agreement dated September 21, 2007, by and among Various, Inc., The Andrew B. Conru Trust, established November 6, 2001, The Lars Mapstead Trust, established April 18, 2002, Andrew B. Conru, Lars Mapstead and Penthouse Media Group Inc.

(A) 2.2
Amendment to Stock Purchase Agreement dated December 6, 2007, by and among Various, Inc., Andrew B. Conru Trust Agreement, Mapstead Trust, created on April 16, 2002, Andrew B. Conru, Lars Mapstead and Penthouse Media Group Inc.

3.1**	Articles of Incorporation of FriendFinder Networks Inc.
3.2**	Certificates of Amendment to Articles of Incorporation of FriendFinder Networks Inc. dated March 30, 2006, November 13, 2007 and July 1, 2008
3.3**	Bylaws of Penthouse Media Group Inc.
3.4**	Form of Amended and Restated Articles of Incorporation of FriendFinder Networks Inc. to be effective prior to the closing of this offering
3.5**	Form of Amended and Restated Bylaws of FriendFinder Networks Inc. to be effective upon the closing of this offering
4.1**	Specimen of Common Stock Certificate
4.2	Specimen of Series B Common Stock Certificate
4.3	Specimen of Series A Convertible Preferred Stock Certificate
4.4	Specimen of Series B Convertible Preferred Stock Certificate
4.5**	Certificate of Designation of Series A Convertible Preferred Stock
4.6**
Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock to be effective prior to the consummation of the reverse split of the Company’s Class A Convertible Preferred Stock

4.7**	Certificate of Designation of Series B Convertible Preferred Stock

Exhibit Number	Description
4.8**
Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock to be effective prior to the consummation of the reverse split of the Company’s Class B Convertible Preferred Stock

4.9**	Form of 2007 Detachable Warrant for the Purchase of Securities of Penthouse Media Group Inc.
4.10**	Form of Amended and Restated 2005 and 2006 Detachable Warrant for the Purchase of Securities of Penthouse Media Group Inc.
4.11**	Form of 2005 Warrant to Purchase Securities of Penthouse Media Group Inc. issued to a placement agent
4.12**	Form of 2007 Warrant to Purchase Securities of Penthouse Media Group Inc. issued to a placement agent
4.13**	Registration Rights Agreement dated December 6, 2007 (Warrants)
4.14**	Amendment to Registration Rights Agreement (Warrants) dated October 8, 2009
4.15**	Registration Rights Agreement dated December 6, 2007 (6% Subordinated Convertible Notes)
4.16**	Amendment to Registration Rights Agreement dated May 14, 2008 (6% Subordinated Convertible Notes)
4.17**	Intercreditor and Subordination Agreement dated December 6, 2007 (Interactive Network, Inc. First Lien/Second Lien Notes)
4.18**
Intercreditor and Subordination Agreement dated December 6, 2007 (Penthouse Media Group Inc. Senior Lien Notes/Subordinated Guaranty by Penthouse Media Group Inc. of Interactive Network, Inc. Notes/Marc Bell Notes/Various Seller Notes Guaranties)

4.19**	Intercreditor and Subordination Agreement dated December 6, 2007 (Subordinated Secured Guaranty of Penthouse Media Group Inc. Notes from Interactive Network, Inc.)
4.20**	Seller Note Subordination Agreement dated December 6, 2007
4.21**	Intercreditor Agreement dated December 6, 2007 (PET Notes/Seller Notes Guaranty)
4.22**	Security Holders Agreement dated August 17, 2005, by and among Penthouse Media Group Inc. and Holders of Equity Securities of Penthouse Media Group Inc.
4.23**	Security Holders Agreement dated December 6, 2007, by and among Penthouse Media Group Inc. and Holders of Equity Securities of Penthouse Media Group Inc.
4.24**	Shareholders’ Agreement dated September 21, 2004, by and among PET Capital Partners LLC, Marc H. Bell, Daniel C. Staton, certain other investors and Penthouse Media Group Inc.
4.25**	Form of 13% Subordinated Term Loan Note due 2011
4.26**	Form of 15% Senior Secured Note Due 2010
4.27**	Form of Senior Secured Class A Note Due 2011
4.28**	Form of Sellers’ Subordinated Secured Note Due 2011
4.29**	Form of Senior Secured Class B Note Due 2011
4.30**	Form of Amended and Restated 6% Subordinated Convertible Note Due 2011
4.31**	Form of 6% Subordinated Convertible Note Due 2011
4.32**	Guaranty of 6% Subordinated Convertible Note due 2011
4.33**	Agreement re: Limitation on Ability to Acquire Common Stock by and between FriendFinder Networks Inc. and Beach Point Capital Management LP dated October 8, 2009
4.34**	Form of Amendment to Warrants executed in connection with Agreement re: Limitation on Ability to Acquire Common Stock
4.35
Securities Purchase Agreement dated August 17, 2005, by and among Penthouse Media Group Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

Exhibit Number	Description
4.36
First Amendment and Limited Waiver to Securities Purchase Agreement dated August 28, 2006, by and among Penthouse Media Group Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.37
Second Amendment and Limited Waiver to Securities Purchase Agreements for Acquisition and Related Transactions dated December 6, 2007, by and among Penthouse Media Group Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.38
Issuer Security and Pledge Agreement dated August 17, 2005, by and between Penthouse Media Group Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated August 17, 2005

4.39
First Amendment to Issuer Security and Pledge Agreement dated August 28, 2006, by and between Penthouse Media Group Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated August 17, 2005

4.40
Form of Guarantor Security and Pledge Agreement dated August 17, 2005, by and between each Guarantor and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated August 17, 2005

4.41
Form of First Amendment to Guarantor Security and Pledge Agreement dated August 28, 2006, by and between each Guarantor and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated August 17, 2005

4.42
Securities Purchase Agreement dated August 28, 2006, by and among Penthouse Media Group Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.43	Limited Waiver for Series B Convertible Preferred Stock Sale, dated as of December 6, 2007, by and between Penthouse Media Group Inc., the Guarantors named therein and the Holders named therein
4.44
Securities Purchase Agreement dated December 6, 2007, by and among Interactive Network, Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.45
Amendment No. 1 to Securities Purchase Agreement effective January 14, 2008, by and among Interactive Network, Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.46
Issuer Security and Pledge Agreement dated December 6, 2007, by and between Interactive Network, Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated December 6, 2007

4.47
Parent Security and Pledge Agreement dated December 6, 2007, by and between Penthouse Media Group Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Securities Purchase Agreement dated December 6, 2007

4.48
Sellers’ Securities Agreement dated December 6, 2007, by and among Interactive Network, Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.49
Amendment to Sellers’ Securities Agreement dated as of December 6, 2008, by and among Interactive Network, Inc., each Subsidiary of Penthouse Media Group Inc. acting as a Guarantor, the Security Holders named therein and U.S. Bank National Association

4.50
Issuer Security and Pledge Agreement dated December 6, 2007, by and between Interactive Network, Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Sellers’ Securities Agreement dated December 6, 2007

4.51
Parent Security and Pledge Agreement dated December 6, 2007, by and between Penthouse Media Group Inc. and U.S. Bank National Association, as collateral agent for the Security Holders party to the Sellers’ Securities Agreement dated December 6, 2007

Exhibit Number	Description
4.52	Limited Waiver dated December 6, 2007, by and between Penthouse Media Group Inc., and PET Capital Partners LLC, as agent for the Holders of the 13% Subordinated Term Loan Notes due 2011
4.53	Limited Waiver dated December 19, 2008, by and between FriendFinder Networks Inc. and PET Capital Partners LLC, as agent for the Holders of the 13% Subordinated Term Loan Notes due 2011
4.54	Limited Waiver dated March 20, 2009, by and between FriendFinder Networks Inc. and PET Capital Partners LLC, as agent for the Holders of the 13% Subordinated Term Loan Notes due 2011
4.55	Limited Waiver dated October 8, 2009, by and between FriendFinder Networks Inc. and PET Capital Partners LLC, as agent for the Holders of the 13% Subordinated Term Loan Notes due 2011
4.56
Third Amendment and Limited Waiver to Securities Purchase Agreement dated October 8, 2009, by and among FriendFinder Networks Inc., the Guarantor parties signatory thereto and the Holders named therein

4.57	Amendment No. 2 and Waiver to Securities Purchase Agreement relating to Interactive Network, Inc., dated October 8, 2009
4.58	Amendment No. 2 and Waiver to Sellers’ Securities Agreement relating to the Subordinated Secured Notes due 2011 of Interactive Network, Inc. dated October 8, 2009
4.59
Binding Term Sheet by and among FriendFinder Networks Inc., Interactive Network, Inc., Andrew B. Conru Trust Agreement, Mapstead Trust, created on April 16, 2002, Andrew B Conru, Lars Mapstead, Daniel Staton and Marc H. Bell, dated October 8, 2009

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
9.1**	Voting Agreement dated July 6, 2005, by and among Barry Florescue, Marc H. Bell and Daniel C. Staton
10.1**	Form of Indemnification Agreement between FriendFinder Networks Inc. and its Directors and Officers
10.2**	Management Agreement dated as of October 5, 2004, by and between Penthouse Media Group Inc. and Bell & Staton, Inc.
10.3**	Amendment No. 1 to Management Agreement dated as of August 17, 2005, by and between Penthouse Media Group Inc. and Bell & Staton, Inc.
10.4**	Amendment No. 2 to Management Agreement dated as of August 23, 2006, by and between Penthouse Media Group Inc. and Bell & Staton, Inc.
10.5**	Amendment No. 3 to Management Agreement dated as of October 8, 2009, by and between FriendFinder Networks Inc. and Bell & Staton, Inc.
10.6**	Form of Employment Agreement by and between FriendFinder Networks Inc. and Daniel C. Staton to be effective upon closing of this offering
10.7**	Form of Employment Agreement by and between FriendFinder Networks Inc. and Marc H. Bell to be effective upon closing of this offering
10.8	Securities Purchase Agreement dated July 6, 2005, by and among Penthouse Media Group Inc., PET Capital Partners II LLC and Absolute Return Europe Fund
10.9**	Note Exchange Agreement dated August 17, 2005, by and among Penthouse Media Group Inc., PET Capital Partners LLC and Absolute Return Europe Fund
10.10**	Securities Purchase Agreement dated August 10, 2006, by and between Penthouse Media Group Inc. and PET Capital Partners II LLC

Exhibit Number	Description
10.11**	Securities Purchase Agreement dated July 23, 2007, by and among Penthouse Media Group Inc. and the Investors named therein
10.12**	Escrow Agreement dated July 23, 2007, by and among Penthouse Media Group Inc., the Investors named therein and Moses & Singer LLP as the Escrow Agent
10.13**	Letter to Absolute Return Europe Fund re: Penthouse Media Group Inc. Series B Offering
10.14**	Letter to Florescue Family Corporation re: Penthouse Media Group Inc. Series B Offering
10.15**	Letter to Mr. Russell H. Frye re: Penthouse Media Group Inc. Series B Offering
10.16**	Assignment Agreement dated December 6, 2007, concerning Stock Purchase Agreement dated September 21, 2007
10.17**	Independent Contractor Agreement dated September 21, 2007, by and between Hinok Media Inc. and Various, Inc.
10.18**	Amendment to Independent Contractor Agreement dated May 12, 2008, by and between Hinok Media Inc. and Various, Inc.
10.19**	Amendment No. 2 to Independent Contractor Agreement, Assignment and Limited Waiver dated October 8, 2009, by and between Hinok Media Inc., YouMu, Inc. and Various, Inc.
10.20**	Employee Proprietary Information Agreement dated September 21, 2007, by and between Andrew B. Conru and Various, Inc.
10.21**	Independent Contractor Agreement dated September 21, 2007, by and between Legendary Technology Inc. and Various, Inc.
10.22**	Amendment No. 1 to Independent Contractor Agreement dated October 8, 2009, by and between Legendary Technology Inc. and Various, Inc.
10.23**	Employee Proprietary Information Agreement dated September 21, 2007, by and between Lars Mapstead and Various, Inc.
10.24**	Employment Agreement dated September 6, 2007, by and between Penthouse Media Group Inc. and Ezra Shashoua
10.25	Consulting Agreement dated September 11, 2007, by and between Penthouse Media Group Inc. and Ezra Shashoua
10.26**	Amended and Restated Employment Agreement, dated July 8, 2008, by and between Penthouse Media Group Inc. and Ezra Shashoua
10.27**	Employment Agreement, dated October 25, 2007, by and between Penthouse Media Group Inc. and Robert Brackett
10.28**	Bonus Award Agreement dated November 13, 2007 by and between Various, Inc. and Robert Brackett
10.29**	Amendment to Bonus Award Agreement dated December 5, 2007, by and between Various, Inc. and Robert Brackett
10.30**	Employee Proprietary Information Agreement dated November 9, 2007, by and between Various, Inc. and Robert Brackett
10.31**	Consulting Agreement dated December 11, 2006, by and between Penthouse Media Group Inc. and Starsmith LLC
10.32**	Employment Agreement dated January 3, 2006, by and between Penthouse Media Group Inc. and Diane Silberstein
10.33	Agreement and General Release dated April 30, 2008, by and between Penthouse Media Group Inc. and Diane Silberstein
10.34**	Lease dated November 2, 2004, by and between 6800 Broken Sound LLC and Penthouse Media Group Inc.

Exhibit Number	Description
10.35**	Amendment to Lease dated June 14, 2006, by and between 6800 Broken Sound LLC and Penthouse Media Group Inc.
10.36	Second Amendment to Lease dated December 18, 2009, by and between 6800 Broken Sound LLC and FriendFinder Networks Inc.
10.37**	Lease dated May 6, 2008 by and between 20 Broad Company LLC and Penthouse Media Group Inc.
10.38**	Lease dated April 24, 2009 by and between NBP Partners I, LLC and Streamray Studios, Inc.
10.39**	Lease dated April 21, 2005 by and between KNK Properties, LLC and Streamray Inc.
10.40**	Modification of Lease, dated September 1, 2005, by and between KNK Properties, LLC and Streamray Inc.
10.41**	Modification of Lease, dated April 1, 2007, by and between KNK Properties, LLC and Streamray Inc.
10.42**	Modification of Lease, dated May 1, 2009, by and between KNK Properties, LLC and Streamray Inc.
10.43**	Modification of Lease, dated October 14, 2009, by and between KNK Properties, LLC and Streamray, Inc.
10.44**	Lease dated May 9, 2008, between Batton Associates, LLC, Lessor and Various, Inc., Lessee
10.45	Commercial Lease Agreement dated December 14, 2009 by and between Escondido Partners II, LLC and Steamray Inc.
10.46**	Penthouse Media Group Inc. 2008 Stock Option Plan
10.47**	Form of FriendFinder Networks Inc. Stock Option Agreement for Employees
10.48	Form of FriendFinder Networks Inc. Stock Option Agreement Non-ISO
10.49	Form of FriendFinder Networks Inc. Stock Option Agreement for Directors
10.50	Form of FriendFinder Networks Inc. Stock Option Agreement for Consultants
10.51	Form of FriendFinder Networks Inc. Stock Option Agreement for Board Consultants
10.52	FriendFinder Networks Inc. 2009 Restricted Stock Plan
10.53	Form of FriendFinder Networks Inc. 2009 Restricted Stock Plan Restricted Stock Grant Agreement
10.54	Agreement, dated as of December 17, 2009, by and between Daniel C. Staton and FriendFinder Networks Inc.
10.55	Agreement, dated as of December 17, 2009, by and between Marc H. Bell and FriendFinder Networks Inc.
10.56	Agreement, dated as of December 17, 2009, by and between Andrew B. Conru Trust Agreement and FriendFinder Networks Inc.
10.57	Agreement, dated as of December 17, 2009, by and between Mapstead Trust, created on April 16, 2002 and FriendFinder Networks Inc.
14.1**	Code of Ethics
14.2**	Code of Business Conduct and Ethics
21.1	List of Subsidiaries
23.1*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
23.2**	Consent of Eisner LLP
24.1**	Power of Attorney (included in signature page)
99.1**	Form of Audit Committee charter
99.2**	Form of Compensation Committee charter
99.3**	Form of Nominating and Corporate Governance Committee charter

*	To be filed by amendment.

**	Previously filed.

(A)	Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Company hereby agrees to furnish a copy of any such omitted schedule or exhibit to the SEC upon request.